UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Nortech Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTECH SYSTEMS INCORPORATED

7550 Meridian Circle North, Suite 150

Maple Grove, MN 55369

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 10, 2023

TO THE SHAREHOLDERS OF NORTECH SYSTEMS INCORPORATED:

The Annual Meeting of Shareholders of Nortech Systems Incorporated (the “Company”) will be held virtually on May 10, 2023 at 3:00 p.m. (central time). The virtual meeting can be accessed by visiting register.proxypush.com/nsys where you will be able to listen to the meeting live, submit questions and vote online if you were shareholder on the record date.

We are holding the meeting for the following purposes:

1. To elect seven members of the Board of Directors to serve for a one-year term and until their successors are elected and qualify;

2. To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal);

3. To approve an amendment to the 2017 Stock Incentive Plan increasing the shares of Common Stock reserved for issuance from 575,000 to 675,000;

4. To ratify the appointment of Baker Tilly US, LLP (FKA: Baker Tilly Virchow Krause, LLP) as the independent registered public accounting firm of the Company for fiscal 2023; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 20, 2023, will be entitled to notice of and to vote at the virtual meeting or any adjournment thereof.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 10, 2023: The Notice and Proxy Statement and Annual Report on Form 10-K are available online at www.proxydocs.com/nsys.

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE IF YOU ARE A REGISTERED SHAREHOLDER. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

Your attention is called to the accompanying Proxy Statement.

Date: March 31, 2023	By: /s/ Mark T. Hooley
Mark. T. Hooley
Secretary Nortech Systems Incorporated

Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL VIRTUAL MEETING OF SHAREHOLDERS, MAY 10, 2023

This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the “Company”), in connection with the solicitation on behalf of the Company’s Board of Directors of proxies for use at the annual meeting of shareholders to be held virtually on May 10, 2023 at 3:00 p.m. (central time), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The virtual meeting can be accessed by visiting register.proxypush.com/nsys where you will be able to listen to the meeting live, submit questions and vote online.

The address of the principal executive office of the Company is 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369.  We will begin mailing this proxy statement and proxy card to shareholders on or about March 31, 2023.

SOLICITATION AND REVOCATION OF PROXIES

The Company will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to principals and obtaining their proxies.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting at the virtual annual meeting.  Such proxies, if received in time for voting and not revoked, will be voted at the virtual annual meeting in accordance with the specifications indicated on the proxy.

VOTING RIGHTS AND REQUIREMENTS

Only shareholders of record as of the close of business on March 20, 2023, will be entitled to sign proxies or to vote. On that date, there were 2,700,633 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares present at the meeting is required to transact business and constitutes a quorum for voting on items at the meeting. Shares are counted as present at the annual meeting if a shareholder is present and votes online at the annual meeting or if a shareholder has properly submitted a proxy. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

Vote Required

Election of Directors.  The affirmative vote of a plurality of the shares of Common Stock voted at the virtual annual meeting by a shareholder or by proxy and entitled to vote at the virtual annual meeting is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors.

Say-on-Pay. The advisory vote on executive compensation in PROPOSAL 2 is not binding on us; however, we will consider the shareholders to have approved our executive compensation if the number of shares voted “For” the proposal exceed the number of shares voted “Against” the proposal. A shareholder who abstains with respect to this proposal will have no effect on its outcome.

Approval of Amendment to 2017 Stock Incentive Plan Increasing the shares reserved for issuance from 575,000 to 675,000.  The approval of the proposed amendment to the 2017 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting by shareholders who are present and entitled to vote on the matter. An abstention by a shareholder with respect to this proposal will have the same effect as a vote “Against” the proposal.

Appointment of Independent Auditor.  The ratification of the appointment of Baker Tilly US, LLP (FKA: Baker Tilly Virchow Krause, LLP) as the Company’s independent registered public accounting firm for fiscal 2023 requires the affirmative vote of a majority of the votes cast at the meeting by shareholders who are present and entitled to vote on the matter.

Routine Versus Non-Routine Matters.  Brokers can vote on their customers’ behalf on “routine” proposals such as PROPOSAL 4, the ratification of appointment of Baker Tilly US, LLP (FKA: Baker Tilly Virchow Krause, LLP) as the Company’s independent registered public accounting firm.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as PROPOSAL 1, the election of directors and PROPOSAL 2, the advisory vote on executive compensation, or PROPOSAL 3, the increase in the number of shares of Common Stock reserved for issuance under the 2017 Stock Incentive Plan. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that shareholders provide their brokers with voting instructions.

Effect of Broker Non-Votes.  If you hold your shares in street name and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on PROPOSAL 1 or PROPOSAL 2 which are proposals on which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”), such as may be the case with other non-routine matters for which you do not provide voting instructions. A broker non-vote on any of the proposals presented at the virtual annual meeting will have no effect on the outcome of the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members. The Board has nominated the seven individuals below to be elected at the annual meeting of shareholders. Proxies solicited by the Board will, unless otherwise directed, be voted for the election of the following seven nominees:

David B. Kunin

Ryan P. McManus

Jay D. Miller

Steven J. Rosenstone

Dan Sachs

Stacy A. Kruse

David J. Graff

Following is information regarding the nominees:

Name:	Age:	Position:	Director Since:
David B. Kunin	63	Chairperson of the Board of Directors	2015
Ryan P. McManus	50	Director	2016
Jay D. Miller	63	Director, Chief Executive Officer and President	2018
Steven J. Rosenstone	71	Director	2018
Dan Sachs	57	Director	2020
Stacy A. Kruse	63	Director	2021
David J. Graff	66	Director	2022

David B. Kunin. Mr. Kunin is currently the chief executive officer of Beautopia LLC, a beauty products manufacturing business, since 1998. From 1997 until October 2011 he served as a director of Regis Corporation, the world’s largest owner and franchisor of hair salons. He spent ten years in sales and senior management positions for computer companies, contract manufacturing and printed circuit board fabrication enterprises. He serves as president of a family holding company, Curtis Squire, Inc., the owner of 48% of the Company’s outstanding common stock. Mr. Kunin has been a director of the Company since May 2014 and has been the Company’s Chairperson of the Board since May 2015. Mr. Kunin brings to our Board his experience in the contract manufacturing and printed circuit board businesses as well as his twenty plus years’ business perspective, including as a director of large publicly traded businesses.

Ryan P. McManus.  Mr. McManus is a recognized as a global leader in the field of digital business strategy.  He is the founder and CEO of techtonic.io where he works with startups, growth firms and large corporations on digital strategy and transformation topics including new ventures, growth, product development and innovation. In 2020, Mr. McManus began working with Mr. Kunin on Concepht, a health care oriented incubator. Concepht provides consulting to start-up businesses in the medical device industry. From 2015 to 2018, he was Senior Vice President of Partnerships at EVRYTHNG, a Smart Products IoT Platform company. McManus was with Accenture Strategy from 2010 to 2015 and during that time he founded Accenture’s Digital Business Strategy practice and also served as Accenture Strategy’s chief operating officer and a leader in the firm’s Corporate Strategy, M&A and International Expansion practices.  After starting out in 1995 in Chicago with Andersen, in 2002 he joined PriceWaterhouseCoopers as Director of Strategy and Operations and then in 2009 formed RPM Global Advisors delivering strategy, product development and international growth services before joining Accenture.  He has worked with large and small companies on digital business, new venture, and global strategies across industrial, technology, financial services, pharma, health, professional services, retail, and government sectors.  He is the author of several publications and a frequent presenter at summits, forums and institutions in the field of digital and business strategy.  Mr. McManus brings to our Board his experience and knowledge as a global leader in business strategy.  Mr. McManus is a member of the board of directors of the New York chapter of the National Association of Corporate Directors (NACD).

Jay D. Miller. Mr. Miller has been a Director of the Company since May 2018 and the Company's President and Chief Executive Officer (CEO) since February 27, 2019. Mr. Miler is also a member of the board of directors of icometrix (Leuven, Belgium). icometrix is not an affiliate of Nortech Systems. From August 2013 to February 2016, he was President, CEO and member of the board of IMRIS, Inc. which designs image guided surgical solutions, and was previously COO since 2012. In May 2015, IMRIS filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. Mr. Miller was CEO at the time of the bankruptcy filing, guided the company through the restructuring process and remained CEO for a period of time after IMRIS emerged successfully from bankruptcy. Prior to 2012, Mr. Miller was the CEO of Zonare, Inc and Vital Images, Inc. in the medical imaging and visualization industry. Early in his career Mr. Miller worked for Siemens Medical Systems (now Siemens Healthineers) and GE Medical Systems (now GE Healthcare). He has also advised and served on the boards of directors of numerous companies in the healthcare industry. Mr. Miller holds a Bachelor of Arts degree in chemistry from Dartmouth College, a Masters degree in biomedical engineering from the University of Virginia (where his Masters thesis was in MRI), and an MBA from the Kellogg School of Management at Northwestern University. Mr. Miller brings to our Board broad experience in the healthcare industry and knowledge of governance and public company compliance. Mr. Miller is also a National Association of Corporate Directors (NACD) Certified corporate director.

Steven J. Rosenstone. Steven J. Rosenstone was the Chancellor of the Minnesota State Colleges and Universities from 2011 until his retirement in 2017. Previously he was Vice President of Scholarly and Cultural Affairs at the University of Minnesota from 2007 to 2011 and Dean of the College of Liberal Arts of the University of Minnesota from 1996 to 2007. He was earlier on the faculty at Yale University and the University of Michigan. He has served on numerous boards and commissions including the Minnesota Business Partnership and the Governor’s Workforce Development Board, and he is a member of the American Academy of Arts and Sciences. He twice traveled to the People’s Republic of China on behalf of the University of Minnesota and in 2016 was a member of Governor Mark Dayton’s trade mission to Mexico. Mr. Rosenstone brings to our Board his broad academic background, experience leading large, complex organizations, leadership skills, knowledge of research universities and technical colleges, workforce development, and the culture and markets of China and Mexico.

Dan Sachs. Dan Sachs is a founder of Respicardia, Inc. (formerly Cardiac Concepts) and Mainstay Medical Inc. He has been Director of the Innovation Fellows Program within the Institute for Engineering in Medicine at the University of Minnesota since April of 2020. He was a director of Mainstay Medical from 2016 to February of 2021. He served as a director of Amphora Medical from April 2013 through April 2019. He is also a founder of medical start-up companies Simba Therapeutics, LLC, Gee BioScience Inc., and Iambic Science LLC. He was previously a venture capital investor with Investor Growth Capital and Spray Venture Partners, for which he was the founding investor in CoTherix (CTRX, formerly Exhale Therapeutics), Neuronetics (STIM), and other private companies. He served on the Board of Directors of Neuronetics, Inc., CoTherix, and CHF Solutions. He previously served as Instructor in Medicine on the faculty of Harvard Medical School in the Division of Emergency Medicine. Mr. Sachs earned BA and MD degrees from the University of Michigan, and an MBA from Harvard Business School.

Stacy A. Kruse. Ms. Kruse currently serves as the Chief Operating & Financial Officer at Portico Benefit Services, an organization that provides proprietary & self-insured retirement, health, disability and life benefits to rostered ministers and lay leaders of the Evangelical Lutheran Church in America. She has held the Chief Operating Officer position since 2011 and the Chief Financial Officer since 2008. Prior to Portico, Ms. Kruse served as the Chief Financial Officer of Wilsons the Leather Experts, a publicly traded retail chain and in a various financial leadership positions prior to her appointment as Chief Financial Officer. Prior to Wilsons, Ms. Kruse held financial leadership positions at US Bank and Carlson Marketing Group.

David J. Graff. Mr. Graff is a consultant and advisor on financial, strategic and Mergers and Acquisition matters for companies in a variety of industries, with recent engagements including digital services, cybersecurity, business services, medical equipment and manufacturing. Mr. Graff retired from Deluxe Corporation in 2019 after 20 years as head of Corporate Development. He previously served in financial and operations leadership roles at Colwell Industries, Inc. and Ecolab Inc. and as an auditor of public and private companies at Arthur Andersen & Co. S.C. Mr. Graff is an AICPA member. He is currently a member of the board of directors of non-public companies including 313 Software LLC (dba Truscribe), Rourke and Gunner Group. Mr. Graff has board experience at certain domestic and international subsidiaries of Deluxe and Colwell, at nonprofit/community organizations including YMCA of the North and The Jesuit Partnership, and the pre-seed capital fund, the William C. Norris Institute.

DIRECTORS MEETINGS

There were six meetings of the Board of Directors during the last fiscal year. All directors attended all the meetings of the Board of Directors, either in person or telephonically. The Board of Directors took action by written consent on two occasions.

We encourage Board members to attend the virtual annual meeting of shareholders.  All the Company directors serving on the Board of Directors at the time of the Company’s 2022 annual meeting were in attendance at that meeting.

COMMITTEES

The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation and Talent Committee, an Audit Committee and a Science and Technology Committee.  As of March 15, 2023, the members of the Nominating and Corporate Governance Committee were Mr. Philip I. Smith (Chairperson), Mr. Rosenstone, Ms. Kruse and Mr. Graff, the members of the Compensation and Talent Committee were Mr. Sachs (Chairperson), Ms. Kruse, Mr. Smith and Mr. McManus, the members of the Audit Committee were Ms. Kruse (Chairperson), Mr. Rosenstone, Mr, Smith and Mr. Sachs and the members of the Science and Technology Committee were Mr. McManus (Chairperson), Mr. Kunin, Mr. Graff and Mr. Sachs. Mr. Smith is currently a director but not standing for re-election.

In the last fiscal year the Audit Committee met five times, the Compensation and Talent Committee met four times, the Nominating and Corporate Governance Committee met four times and took action by written consent one time and the Science and Technology Committee met four times.  All committee members attended all the meetings of the committees of the Board on which such committee member served, either in person or telephonically. The charters of all committees are posted on the Company’s website at www.nortechsys.com.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that Mr. Rosenstone, Mr. Smith, Mr. Sachs, and Ms. Kruse are independent directors in accordance with the NASDAQ rules.

Mr. Miller is not an independent director. Mr. Kunin is not an independent director.

In 2020, Mr. McManus began working with Mr. Kunin on Concepht, a health care oriented business incubator. Concepht provides consulting to start-up businesses in the medical device industry. Mr. McManus is currently paid monthly from Concepht, which is currently funded by Mr. Kunin. The Board has determined that Mr. McManus is not an independent director.

Mr. Graff entered into a consulting arrangement with Mr. Kunin, pursuant to which Mr. Graff has provided and may continue to provide financial analysis and investment opportunity assessment for various companies for the benefit of Mr. Kunin personally or his related entities. The Board has determined that Mr. Graff is not an independent director.

The Company is a “controlled company” as defined by Nasdaq as more than 50% of the voting power of the Company is held by members of the Kunin family or entities owned and controlled by the Kunin family. Therefore, the Company is not required to comply with certain Nasdaq rules requiring listed companies to have a majority of independent directors on its board, an independent compensation committee and an independent nominating committee. The Company currently has eight directors, four of whom are independent, and, as a result, the Board has not been comprised of a majority of independent directors. Mr. Smith is not standing for re-election. Assuming the proposed slate of directors is elected to the Board, the Company will have seven directors, three of whom are independent, and, as a result, the Board will not be comprised of a majority of independent directors. The Audit Committee is and will continue be comprised exclusively of independent directors. The Compensation and Talent Committee and Nominating and Corporate Governance Committee will be comprised three directors, at least two of whom are independent.

The Board has determined that Ms. Kruse is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the positions of Chairperson of the Board and Chief Executive Officer should be held by different persons.  The Board believes that this leadership structure has enhanced the Board’s oversight of, and independence from, the Company’s management and the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders.

RISK OVERSIGHT

Management and the Company’s outside counsel discuss risks, both during Board meetings and in direct discussions with Board members.  These discussions identify Company risks which are prioritized and assigned to the appropriate Board committee or the full Board for oversight.  Internal control and financial risks are overseen by the Audit Committee; compensation related risks are overseen by the Compensation and Talent Committee; CEO succession planning is overseen by the Nominating and Corporate Governance Committee; and compliance risks are typically overseen by the full Board.  Management regularly reports on each such risk to the relevant committee or the Board, and material risks identified by a relevant committee are then presented to the full Board.  The Company’s risk management program as a whole is reviewed annually at a meeting of the Board.  Additional review or reporting on Company risks is conducted as needed or as requested by the Board or committee.

EXECUTIVE OFFICERS

The Executive Officers of the Company as of the mailing date of this proxy statement are as follows:

Name	Age	Position
Jay D. Miller	63	President, Chief Executive Officer and Director
Christopher Jones	52	Senior Vice President and Chief Financial Officer
John Lindeen	58	Senior Vice President of Global Operations

Mr. Miller joined the Company in May 2018 as a member of the Board of Directors. He was appointed Interim President in January 2019 and then President & Chief Executive Officer in February 2019. Mr. Miller’s full biography can be found within Proposal 1.

Mr. Jones joined the Company in November of 2020 as Senior Vice President and Chief Financial Officer of the Company. Prior to that, Mr. owned and operated Jones & Jones Consulting LLC from 2019 to November of 2020 through which he provided finance and accounting consulting services to middle market clients. Prior to that, Mr. Jones was employed at Spectrum Brands (NYSE: SPB) from 2005 to 2018, most recently as Vice President, Corporate Controller responsible for Accounting, Financial Shared Services, and Financial Planning & Analysis. Spectrum Brands is a $4 billion consumer products company operating four business segments: Hardware & Home Improvement, Home & Garden, Global Pet Supplies, Home Appliances / Personal Care.

Mr. Lindeen joined the Company in 2013 as the Company’s Industrial Market Lead. He has held various positions since joining the Company and as of January 2019, is the Senior Vice President of Global Operations.

COMPENSATION AND TALENT COMMITTEE

The Company has established a Compensation and Talent Committee composed of the directors whose names appear below.  Because we qualify as a “controlled company” under the corporate governance rules of NASDAQ, we are not required to comply with certain corporate governance standards, including the requirement to have an independent compensation committee. Mr. Sachs, Mr. Smith and Ms. Kruse are independent and Mr. McManus is not independent as determined by the Board with reference to the NASDAQ rules. The Committee has a charter which is available on the Company’s website (www.nortechsys.com).

The duties and responsibilities of the Committee are to: (a) Oversee the Company's executive officers' compensation structure, policies and programs, and assess whether the Company's compensation structure establishes appropriate incentives for such executive officers and compensation related risk. Make recommendations to the Board with respect to the Company's incentive-compensation and equity-based compensation plans; (b) Review annually and recommend to the board, approval of the corporate goals and objectives applicable to the compensation of the CEO; evaluate at least annually the CEO’s performance in light of those goals and objectives, and determine and recommend to the board, approval of the CEO’s compensation level based on this evaluation, considering the results of the most recent stockholder Say-on-Pay Vote; (c) Review and make recommendations to the board of directors regarding the compensation of all other executive officers. In evaluating and making recommendations regarding executive officer compensation, the Committee considers the results of the most recent Say-on-Pay Vote; (d) Review, and approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans; (e) Review annually the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board; (f) Review talent acquisition and workforce development plans, activities, and metrics needed to realize the goals and objectives in the Company’s strategic plan; (g) Review talent transitions, vacancies, and projected talent needs; (h) Review the development of the Company’s top talent; (i) Review Company succession plans; and (j) Review diversity, inclusion, and workplace climate plans and metrics.

Total compensation for the Chief Executive Officer for 2022 was established under an employment agreement.  It was determined that the total compensation of Chief Executive Officer was competitive with compensation of chief executive officers of comparable companies.  The base compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives.

Dan Sachs, Chair Ryan P. McManus Stacy A. Kruse Phil I. Smith

Members of the Compensation and Talent Committee March 15, 2023

Compensation and Talent Committee Interlocks and Insider Participation

The Compensation and Talent Committee had no interlocks.

EXECUTIVE COMPENSATION

2022 Summary Compensation Table

The table below shows the compensation of the Company’s Chief Executive Officer and each of the other two most highly compensated executive officers for services to the Company in 2022 and 2021.

Name and Principal Position	Year	Salary $	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation $ (2)	Total $
Jay D. Miller	2022	498,000	249,947	282,530	1,030,477
Chief Executive Officer	2021	424,130	—	101,675	525,805

Christopher Jones	2022	275,000	78,231	120,355	473,586
Sr. VP and CFO	2021	250,000	—	59,625	309,625

John Lindeen	2022	249,992	48,894	90,554	389,440
Sr. VP of Global Operations	2021	230,005	—	50,141	280,146

(1)

Reflects the aggregate grant date fair value of stock or options awarded to each named executive officer for the fiscal years 2022 and 2021 calculated in accordance with FASB ASC Topic 718. Refer to our consolidated financial statements for the fiscal year ended December 31, 2022 for a discussion of the assumptions made in calculating the grant date fair value in accordance with FASB ASC Topic 718. None of the option awards are subject to performance conditions.

(2)	Represents cash bonus amounts earned under the Company’s Annual Incentive Compensation Plan.

OUTSTANDING EQUITY AND STOCK AWARDS AT 2022 FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date

Jay D. Miller	3,000	—		3.29	5/9/2028
	7,500	—		3.55	1/1/2029
	100,000	25,000	(2)	4.64	2/27/2029
	—	21,000	(3)	10.15	2/28/2032
	—	21,000	(4)	10.15	2/28/2032

John Lindeen	20,000	—	(4)	3.29	5/9/2028
	4,000	1,000	(5)	3.55	1/1/2029
		7,500	(6)	11.80	3/17/2032

Christopher Jones	10,000	15,000	(7)	4.82	11/11/2030
		12,000	(8)	11.80	3/17/2032

(1)

Represents options granted under the Company’s 2017 Stock Incentive Plan. Per share exercise price of option is equal to the closing price of the Company’s Common Stock on the date of grant, as reported by NASDAQ, in accordance with the terms of the Company’s 2017 Stock Incentive Plan.

(2)	Vests equally over five years from the grant date (2/27/2019).
(3)	Vests 5,000 option shares on 2/28/2025, 2/28/2026 and 2/28/2027 and then 3,000 option shares on 2/28/2028 and 2/28/2029.
(4)

If performance metrics more particularly described in the Non-Qualified Stock Option Agreement between Mr. Miller and Company dated February 27, 2022 are met on each of the following dates, vests 5,000 option shares on 2/28/2025, 2/28/2026 and 2/28/2027 and then 3,000 option shares on 2/28/2028 and 2/28/2029.

(5)	Vests equally over five years from the grant date (1/1/2019).
(6)	Vests equally over five years from the grant date (3/17/2022).
(7)	Vests equally over five years from the grant date (11/11/2020).
(8)	Vests equally over five years from the grant date (3/17/2022).

PAY VERSUS PERFORMANCE

Year	Summary Compensation Table for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)		Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEO ($) (2)		Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income ($)
2022	1,030,477	921,107	(3)	431,513	403,337	(4)	170.85	2,010,000
2021	525,805	793,321	(5)	294,886	372,382	(6)	144.35	7,154,000

(1)	The PEO listed in the table for all years presented includes Jay D. Miller, Chief Executive Officer and President.
(2)	The Non-PEO NEOs listed in the table for all years presented include: Christopher Jones and John Lindeen.
(3)

The calculation of Compensation Actually Paid (CAP) includes the following adjustments: subtraction for values reported in the Option Awards column of the Summary Compensation table, ($249,947); addition of year-end fair value for Option Awards granted during the year that are outstanding and unvested as of the end of the year, $61,556; addition of increase in the fair value at the end of the year from the prior year end for Option Awards granted in prior years that are outstanding and unvested as of the end of the year, $77,009; addition of increase in the fair value at the vesting date from the prior year end for Option Awards granted in prior years that vested in the year, $2,012.

(4)

The calculation of CAP includes the following adjustments: subtraction for values reported in the Option Awards column of the Summary Compensation table, ($63,563); addition of year-end fair value for Option Awards granted during the year that are outstanding and unvested as of the end of the year, $5,710; addition of increase in the fair value at the end of the year from the prior year end for Option Awards granted in prior years that are outstanding and unvested as of the end of the year, $18,725; ; addition of increase in the fair value at the vesting date from the prior year end for Option Awards granted in prior years that vested in the year, $10,952.

(5)

The calculation of CAP includes the following adjustments: subtraction for values reported in the Option Awards column of the Summary Compensation table, $0; addition of year-end fair value for Option Awards granted during the year that are outstanding and unvested as of the end of the year, $0; addition of increase in the fair value at the end of the year from the prior year end for Option Awards granted in prior years that are outstanding and unvested as of the end of the year, $246,055; addition of increase in the fair value at the vesting date from the prior year end for Option Awards granted in prior years that vested in the year, $21,462.

(6)

The calculation of CAP includes the following adjustments: subtraction for values reported in the Option Awards column of the Summary Compensation table, $0; addition of year-end fair value for Option Awards granted during the year that are outstanding and unvested as of the end of the year, $0; addition of increase in the fair value at the end of the year from the prior year end for Option Awards granted in prior years that are outstanding and unvested as of the end of the year, $66,763; addition of increase in the fair value at the vesting date from the prior year end for Option Awards granted in prior years that vested in the year, $10,734.

Graphical Representation of Compensation Actually Paid (CAP) and Performance

The following comparisons describe the relationships between the amounts included in the Pay versus Performance Table for each of 2022 and 2021, including a comparison of Compensation Actually Paid to the PEO and the average Compensation Actually Paid to our non-PEO NEOs, and each of the performance measures set forth in the Pay versus Performance Table.

(1)

Net income of $7.2 million for the year ended December 31, 2021 benefited from two significant one-time items related to the Cares Act; a) a $6.2 million non-taxable gain for the forgiveness of the Paycheck Protection Program loan and b) a $5.2 million gain ($4.1 million after-tax) related to the Employee Retention Credit. Please see discussion of these two items in Note 5 and Note 12, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2022.

Employment Agreements

The Company’s employees are employed at will and do not have employment agreements that guarantee them any particular base salary, annual incentive cash compensation or any other compensation or benefits, except as described below for Mr. Miller, Mr. Jones and Mr. Lindeen.

Jay D. Miller. On February 27, 2022, Company entered into an Employment Agreement with Jay D. Miller (the “Miller Agreement”) to continue to serve as the Company’s President and Chief Executive Officer effective February 27, 2022. Mr. Miller has been the Company’s President and Chief Executive Officer since February 27, 2019. The term of the Miller Agreement continues until February 27, 2024 and will be extended automatically for an additional two year period and thereafter automatically for successive one year periods unless either party notifies the other party of nonrenewal 120 days before the end of the then current period. Under the Miller Agreement, Mr. Miller is entitled to receive an annual salary equivalent to $498,000 during the first year of the Miller Agreement’s term, and then $520,000 from the first anniversary of the effective date through the second anniversary of the effective date. Thereafter, the Board may, in its sole discretion, increase his salary at any time and may not decrease his salary without Mr. Miller’s written consent. Mr. Miller is eligible for bonus compensation based upon his satisfaction of specific criteria to be determined for each calendar year by the Board, with a payout percentage of up to 60% of base salary under the bonus plan. Mr. Miller is eligible to participate in the Company’s benefit plans that are currently and hereafter maintained by the Company.

The Company granted Mr. Miller a 42,000 share non-qualified stock option under the Company’s 2017 Stock Incentive Plan that has a term of ten years from the date of grant and which will vest (i) 50% over five years as follows: 5,000 option shares on February 27, 2025, 5,000 option shares on February 27, 2026, 5,000 option shares on February 27, 2027, 3,000 option shares on February 27, 2028, and 3,000 option shares on February 27, 2029; and (ii) 50% based on performance metrics more particularly described in the Non-Qualified Stock Option Agreement between Mr. Miller and Company dated February 27, 2022. The stock option has an exercise price equal to the fair market value of the Company’s common stock on the grant date and expires on February 27, 2032.

The Miller Agreement has customary non-solicitation and confidentiality provisions.

Under the Miller Agreement, if Mr. Miller’s employment is terminated by the Company without Cause (as defined in the Miller Agreement) or by Mr. Miller for Good Reason (as defined in the Miller Agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of the remainder of the term of the Miller Agreement or 18 months, (ii) the earned bonus prorated through the last day worked, (iii) monthly COBRA premiums for the lesser of 18 months or until he obtains comparable replacement coverage (iv) the vesting of his stock options, and (v) certain benefits set forth in the Miller Agreement.

If Mr. Miller’s employment is terminated within 12 months after a Change of Control (as defined in the Miller Agreement) by the Company without Cause, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of the remainder of the term of the Miller Agreement or 18 months, (ii) the maximum payable Miller Bonus Payment for the year in which he is terminated, for the portion of such fiscal year through the date of termination, (iii) monthly COBRA premiums for the lesser of 18 months or until he obtains comparable replacement coverage, (iv) the vesting of his stock options, and (v) certain benefits set forth in the Miller Agreement.

If the Miller Agreement is not renewed by the Company, so long as Mr. Miller has signed and has not revoked a release agreement, he will be entitled to receive (i) his base salary in effect at time of nonrenewal for 18 months, (ii) the earned bonus prorated through the last day worked, and (iii) monthly COBRA premiums for the lesser of 18 months or until he obtains comparable replacement coverage.

The foregoing summary of the Miller Agreement is qualified in all respects by the Miller Agreement, a copy of which was filed as an exhibit to the Company Form 8-K on March 2, 2022.

Christopher D. Jones. Mr. Jones joined the Company in November of 2020 as Senior Vice President and Chief Financial Officer and at that time signed an employment agreement with the Company (“Jones Agreement”). The term of the Jones Agreement continues until November 2, 2023 and will automatically renew for successive one-year renewal terms unless either party notifies the other party in writing at least ninety days prior to expiration. Under the Jones Agreement, Mr. Jones is entitled to receive an annual salary of $275,000 and is eligible to participate in the Company’s benefit plans. Mr. Jones is eligible for bonus compensation based upon satisfaction of specific criteria to be determined each calendar year, with a stated payout percentage of up to 45% of base salary under the bonus plan.

Upon entering into the Jones Agreement, the Company granted Mr. Jones a 25,000 share non-qualified stock option under the Company’s 2017 Stock Incentive Plan that will vest annually in five equal installments. The stock option has an exercise price equal $4.82 per share, the fair market value of the Company’s common stock on the grant date and expires on November 4, 2030. Mr. Jones has been granted additional options as disclosed above.

The Jones Agreement has customary non-solicitation and confidentiality provisions. Under the Jones Agreement, if Mr. Jones’s employment is terminated by the Company without Cause (as defined in the Jones Agreement) or by Mr. Jones for Good Reason (as defined in the Employment Agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for nine months and (ii) certain benefits set forth in the Jones Agreement.

If Mr. Jones’s employment is terminated within 12 months after a Change of Control (as defined in the Jones Agreement) by the Company without Cause, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the Jones Agreement or (b) nine months and (ii) certain benefits set forth in the Jones Agreement.

John Lindeen. The Company entered into an Employment Agreement with John Lindeen on September 10, 2019 (the “Lindeen Agreement”). The term of the Lindeen Agreement continues until September 30, 2023, which automatically renews for successive one-year renewal terms unless notification from either party occurs. Under the Lindeen Agreement, Mr. Lindeen is entitled to receive an annual salary of $250,000, the annual salary may be increased in the Board’s sole discretion or decreased with Mr. Lindeen’s consent. Mr. Lindeen is eligible for Bonus Payment based upon his satisfaction of specific criteria to be determined for each calendar year by the Company’s Compensation and Talent Committee, with a stated payout percentage of up to 40% of base salary under the bonus plan. Mr. Lindeen has been granted options as disclosed above.

The Lindeen Agreement has customary non-competition, non-solicitation and confidentiality provisions.

Under the Lindeen Agreement, if Mr. Lindeen’s employment is terminated by the Company without Cause (as defined in the Lindeen Agreement) or by Mr. Lindeen for Good Reason (as defined in the Lindeen Agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for nine months and (ii) certain benefits set forth in the Lindeen Agreement.

If Mr. Lindeen’s employment is terminated within 12 months after a Change of Control (as defined in the Lindeen Agreement) by the Company without Cause or by Mr. Lindeen for Good Reason, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the Lindeen Agreement or (b) nine months and (ii) certain benefits set forth in the Lindeen Agreement.

Named Executive Officer Cash Compensation

The Company sets base salaries for the named executive officers at a level that is believed to enable the Company to hire and retain them in a competitive environment and to reward satisfactory individual performance and level of contribution to the Company’s overall business objectives. The Compensation and Talent Committee reviews base salaries for the Company’s named executive officers each year and generally approves or recommends to the Board for its approval increases for the following year in December or as soon as practicable thereafter.

In addition to base compensation, the Company provides the named executive officer an opportunity for annual performance-based bonus compensation to motivate achievement of Company-related performance goals. The performance-based bonus typically has been tied to a combination of achievement of certain financial goals and pre-established individual goals, subject to adjustments approved by the Compensation and Talent Committee. Annual incentives are paid following approval by the Compensation and Talent Committee and the Board in the year following the achievement of the goals.

Potential Payments Upon Termination or Change-In-Control

The terms of the employment agreements for the Company’s Named Executive Officers provide for severance payments in the event of termination of employment, including upon a change of control or retirement. Such agreements also provide for acceleration of vesting of stock options and equity appreciation awards in certain events. See “Employment Agreements” above.

2022 Director Compensation

The following table sets out the fiscal 2022 compensation for each of our current nonemployee directors.

	Fees earned or Paid in Cash ($)(1)	Stock Awards(2)	Option Awards(3)	Total
David B. Kunin	62,150	35,400	-	97,550
Stacy A. Kruse	50,650	35,400	-	86,050
Ryan P. McManus	44,400	35,400	-	79,800
Steven J. Rosenstone	41,900	35,400	-	77,300
Philip I. Smith	46,900	35,400	-	82,300
Dan Sachs	47,775	35,400	-	83,175
David J. Graff	33,000	39,570	23,692	96,262

(1)

For the first quarter of the 2022 fiscal year, non-employee Board members earned a cash retainer for their service on the Board of Directors and fees for each meeting day. Each director earned a retainer of $5,400 and meeting fees of $500 per meeting. The Chairperson of our Board of Directors earned an additional retainer of $5,000. The Chairperson of our Audit Committee earned a retainer of $1,250, the Chairperson of our Compensation and Talent Committee earned a retainer of $875, and the Chairperson of our Nominating and Governance Committee and Science and Technology Committee earned a retainer of $500. Beginning in the second quarter of fiscal year 2022, the Board approved and paid in proportion to the remainder of the fiscal year (75%) modified non-employee director and committee member compensation as follows: $36,000 for non-employee directors; $27,000 for the Chairperson of the Board; $12,000 for the Audit Committee Chairperson; $8,000 for the Compensation and Talent Committee Chairperson; $8,000 for the Nominating and Corporate Governance Committee Chairperson; $8,000 for the Science and Technology Chairperson; and $4,000 for committee members for each committee on which they sit.

(2)

On March 17, 2022, non-employee directors were granted 3,000 restricted stock units, which vest equally on the first and second anniversary of the grant date. Within sixty days of vesting, each non-employee director will be issued one share of common stock for each vested restricted stock unit.

(3)

As of December 31, 2022, nonemployee directors hold options to purchase the following shares of our common stock pursuant to the 2017 Stock Incentive Plan: Mr. Kunin, 3,000 shares; Ms. Kruse, 3,000 shares; Mr. McManus, 3,000 shares; Mr. Rosenstone, 3,000 shares; Mr. Smith, 3,000 shares; Mr. Sachs, 3,000 shares; and Mr. Graff, 3,000 shares.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Board of Directors has established a Nominating and Corporate Governance Committee, and the Committee has a charter which is available on the Company’s website (www.nortechsys.com). The Committee advises the Board concerning appropriate composition of the Board and its committees, identifies and recommends qualified individuals, and oversees corporate governance guidelines applicable to the Company.  Because we qualify as a “controlled company” under the corporate governance rules of NASDAQ, we are not required to comply with certain corporate governance standards, including the requirement to have an independent nominating committee. Mr. Smith, Ms. Kruse and Mr. Rosenstone are independent and Mr. Graff is not independent as determined by the Board with reference to the Securities and Exchange Commission and NASDAQ rules.

Shareholder Nominees

The Committee has not adopted a formal policy of considering director candidates recommended by shareholders as it is our practice to consider director recommendations from any source. Any shareholder desiring to submit such a recommendation should transmit the candidate’s name and qualifications in a letter addressed to:

Nominating and Corporate Governance Committee
Nortech Systems Incorporated
7550 Meridian Circle N., Suite 150
Maple Grove, MN 55369

Director Qualifications

The Company’s directors play a critical role in overseeing the management of the Company and its strategic direction.  The goals of the Committee are to identify and elect highly skilled and qualified directors who will be effective executing the Board’s oversight and fiduciary responsibilities on behalf of shareholders, contribute to the Company's success through their expertise and diversity, and continue the high levels of collaboration and the healthy culture amongst the Board and management.

Qualifications for candidates are based on various criteria, such as broad business and professional skills, experience in areas important to the strategic direction of the Company and experiences as management or directors of other companies. Director candidates are expected to have the necessary time available to perform their duties and responsibilities to the Company.

The Committee and the Board have established minimum requirements for attracting qualified director candidates as follows: at least 10 years of relevant business experience, ability to read and understand financial statements, no conflict of interest with the Company, and meet the Company’s Code of Business Conduct and Ethics.  The Committee and the Board retain the right to modify these minimum requirements from time to time.

The following tables set forth certain diversity statistics as self-reported by the members of our Board of Directors as of the dates specified.

Board Diversity Matrix (As of March 15, 2023)
Total Number of Directors	8
	Female	Male	Gender Undisclosed
Part I: Gender Identity
Directors	1	5	2
Part II: Demographic Background
African American or Black	-	1	-
White	1	4	-
Did Not Disclose Demographic Background	-	-	2

Board Diversity Matrix (As of March 16, 2022)
Total Number of Directors	7
	Female	Male	Gender Undisclosed
Part I: Gender Identity
Directors	1	5	1
Part II: Demographic Background
African American or Black	-	1	-
White	1	4	-
Did Not Disclose Demographic Background	-	-	1

Identifying and Evaluating Nominees for Directors

The Committee uses a variety of methods for identifying and evaluating qualified nominees for directors. The Committee periodically assesses the appropriate size and needs of the Board and whether any vacancies are anticipated.  If vacancies are anticipated or if the Committee determines that the number of directors should be increased, the Committee considers possible director candidates and follows its director qualification guidelines.  Candidates may come to the Committee’s attention through present Board members, shareholders or other persons.  After an initial review process, candidates will be evaluated by the Committee and the Committee’s recommendations will then be transmitted to the entire Board.  Assessment of candidates will include a variety of issues, including diversity, skills and experience in the categories identified above

Corporate Governance

The Committee is charged with the responsibility to develop and maintain the Company's corporate governance policies and any related matters required by applicable laws. Specifically, the Committee (i) manages the periodic evaluation process of Board and each committee; (ii) in consultation with the Chairperson of the Board, recommends committee assignments for Board approval; (iii) develops and recommends for Board approval a definition of what constitutes an independent director; (iv) develops and recommends revisions to the Board the Code of Business Conduct and Ethics; (v) oversees the Company’s corporate governance practices and procedures, including identifying governance related risks, best practices and reviewing and recommending for Board approval any additional polices and changes to the documents, policies and procedures in the Company’s corporate governance framework; and (vi) develops and recommends to the Board for approval a CEO succession plan.

Philip I. Smith, Chair Steven J. Rosenstone Stacy A. Kruse David J. Graff
Members of the Nominating and Corporate Governance Committee March 15, 2023

SCIENCE AND TECHNOLOGY COMMITTEE

The Science and Technology Committee is composed of the directors whose names appear below. The Committee has a charter which is available on the Company’s website (www.nortechsys.com). The Committee oversees the Company’s overall strategic direction and investment in research and development, intellectual property, digital solutions, technological and scientific initiatives, and new technology-driven products, services and lines of business. The Committee works with management to identify and review specific technology, science and innovation matters that could have a significant impact on the Company’s business operations, performance, growth, competitive position and technology risk.

The duties and responsibilities of the Committee are to: (a) review the Company’s technology and innovation strategy and approach and its impact on the Company’s growth, competitive position, current and future core business capabilities, including production quality, operations, systems security and automation, (b) assist the board in its oversight of the Company’s investments in science, technology and digital initiatives, (c) review science and technology trends that could significantly affect the Company and the industries in which it operates, (d) review and advise the Board and management on the Company’s overall intellectual property and related investment strategy, (e) coordinate with Company management, the board and other committees to ensure that each has received the information necessary to fulfill duties and responsibilities with respect to oversight of technology risk.

Ryan P. McManus, Chair Dan Sachs David B. Kunin David J. Graff

Members of the Science and Technology Committee March 15, 2023

SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD

Shareholders may send communications to the Company’s Board of Directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

Board of Directors (or named Board member)
Nortech Systems Incorporated
7550 Meridian Circle N., Suite 150
Maple Grove, Minnesota 55369

If a shareholder is unsure as to which category the concern relates, the security holder may communicate it to any one of the independent directors in care of Chief Financial Officer at the address of our principal executive offices listed above. All shareholder communications sent in care of our Chief Financial Officer will be forwarded promptly to the applicable director(s).

REPORT OF AUDIT COMMITTEE

The Board of Directors of the Company has adopted a charter for the Audit Committee, which is available on the Company’s website (www.nortechsys.com). The charter charges the Audit Committee with the responsibility for, among other things, oversight of the integrity of the financial reporting process , oversight of the independence, qualifications and performance of the independent auditor, oversight of the performance of the Company's internal audit function, oversight of the Company's compliance with legal and regulatory requirements and oversight of current and prospective financial risk exposures and risks identified in the Company’s public filings, and oversight of the process by which management assesses and manages such risks. The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls.  The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted U.S. accounting principles.

In carrying out its responsibility, the Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2022. The Audit Committee has also discussed the audited consolidated financial statements with Baker Tilly US, LLP and affiliates (“Baker Tilly”), who served as our independent auditor for the 2022 fiscal year, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees,” and received the written disclosures and the letter from Baker Tilly required by Rule 3526 of the Public Company Accounting Oversight Board, “Communications With Audit Committees Concerning Independence”, and has discussed with Baker Tilly their independence. The Audit Committee has also considered whether Baker Tilly provided non-audit services during the last fiscal year which could impact their independence. No such services were provided by Baker Tilly.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2022.

The members of the Audit Committee are “independent” as determined by the Board with reference to the rules of the Securities and Exchange Commission and NASDAQ rules.

Stacy A. Kruse, Chair Steven J. Rosenstone Philip I. Smith Dan Sachs

Members of the Audit Committee March 15, 2023

PROPOSAL 2
APPROVAL OF ADVISORY VOTE ON COMPENSATION OF
NAMED EXECUTIVE OFFICERS

We are providing shareholders with the opportunity to vote at the virtual annual meeting on the following advisory resolution regarding the compensation of our NEOs as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of Nortech Systems Incorporated approve, on an advisory basis, the compensation paid to the Company's NEOs as disclosed in the compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”

Our executive compensation programs are based on our belief that attracting, retaining and motivating talented executives is critical to the maintenance of our competitive advantage in the electronic contract manufacturing industry and to the achievement of the business goals set by the Board of Directors. Accordingly, our executive compensation programs are designed to reward executives for achievement of our pre-determined financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals.

This advisory vote will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board of Directors or the Compensation and Talent Committee. However, the Compensation and Talent Committee will review and carefully consider the outcome of the vote. If there are a significant number of negative votes, the Compensation and Talent Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.

Upon recommendation of the Compensation and Talent Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our NEOs.

PROPOSAL 3
AMENDMENT OF 2017 STOCK INCENTIVE PLAN

In May 2017, the Company’s shareholders approved the adoption of the Nortech Systems Incorporated 2017 Stock Incentive Plan (“Plan”) and authorized 350,000 shares of the Company’s Common Stock to be reserved for issuance under the Plan.

In May 2019, the Company’s shareholders approved an amendment to the Plan increasing the shares reserved for issuance under the Plan from 350,000 to 400,000. In May 2022, the Company’s shareholders approved an amendment to the Plan increasing the shares reserved for issuance under the Plan from 400,000 to 575,000. As of March 20, 2023, the Company had 6,967 shares available to grant under the Plan. Proposal 3 is an amendment to the 2017 Stock Incentive Plan increasing the authorized shares under the Plan from 575,000 to 675,000.

A description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which was filed along with the Company's Proxy Statement dated May 3, 2017 and is available at www.sec.gov. The Plan may also be obtained without charge upon written request to the Company’s Chief Financial Officer.

Description of the Plan

Purpose.  The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attached, retain and motivate employees, certain key consultants and directors of the Company.

Eligibility. The Company's employees, directors and consultants are eligible to participate in the Plan.

Shares Available.  Upon approval of the amendment, the Plan will provide for the issuance of up to 675,000 shares of Common Stock of the Company, subject to adjustment of such number in the event of future increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits, stock dividends, combinations of shares or similar transactions in which the Company receives no consideration.  If any awards or grants under the Plan expire or terminate prior to exercise, the shares subject to that portion of the option or stock award are available for subsequent grants.

Term.  Incentive stock options may be granted pursuant to the Plan until March 27, 2027, ten years from the date the Plan was adopted by the Board.

Administration.  The Plan is administered by our Board of Directors, which may in turn delegate authority to administer the Plan to a committee. Our Board of Directors has not delegated authority to administer the Plan to the Compensation and Talent Committee. The Board of Directors is considered to be a plan administrator for purposes of this proposal. Subject to the terms of the Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting.

Types of Awards. Incentives under the Plan may be granted in any one or a combination of the following forms: incentive stock options and non-statutory stock options, stock appreciation rights, stock awards, restricted stock awards and restricted stock unit awards, performance share and performance cash awards, and other forms of incentives valued in whole or in part by reference to, or otherwise based on, the Company's Common Stock, including the appreciation in value thereof.

Plan Amendments and Termination. The Board of Directors may amend, modify, suspend, discontinue or terminate the Plan or any portion of the Plan at any time as it deems necessary or advisable; provided, however, any amendment or modification that (a) increases the total number of shares available for issuance pursuant to incentives granted under the Plan, (b) deletes or limits the prohibition of re-pricing incentives, or (c) requires the approval of the Company’s shareholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s shareholders. In general, however, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair a participant’s rights under an outstanding incentive without his or her written consent.

Registration Statement with the SEC.  The Company will file a Registration Statement covering the additional shares of Common Stock authorized for issuance under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933.If this proposal is approved by our shareholders, the plan will become effective upon the date approved by the Board of Directors.

The Board unanimously recommends a vote FOR the approval of an amendment to the 2017 Stock Incentive Plan increasing the authorized shares under the Plan from 575,000 to 675,000.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board has appointed Baker Tilly as the Company’s independent registered public accounting firm for the 2022 fiscal year.

A representative of Baker Tilly is expected to attend this year’s Annual Meeting, will be available to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

For the 2022 and 2021 fiscal years, Baker Tilly served as the Company’s independent auditor. The following table presents fees for professional audit services, tax services and other services rendered by Baker Tilly and affiliates during fiscal years 2022 and 2021, respectively:

	2022	2021
Audit Fees (1)	$262,150	$213,350
Tax Fees (2)	—	7,500
Total Fees	$262,150	$220,850

(1)

Includes professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)	Includes professional services rendered for tax controversy consulting services related to the Company’s Internal Revenue Service Jurisdiction examination for the 2018 tax year.

The Audit Committee of the Board of Directors has reviewed the services provided by Baker Tilly during fiscal years 2022 and 2021, respectively, and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by the auditors is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with the auditors and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Audit Committee has established a policy for pre-approving the services provided by the Company’s independent registered public accounting firm in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firm and an annual review of the financial plan for audit fees.  All services performed by our independent registered public accounting firm during the fiscal years ended December 31, 2022 and 2021 were pre-approved in accordance with the written charter.

The Board unanimously recommends a vote FOR the ratification of Baker Tilly US, LLP (FKA: Baker Tilly Virchow Krause, LLP) as the independent registered public accounting firm of the Company for fiscal 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 20, 2023, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and director nominee and by each executive officer identified in the Summary Compensation Table, and by all executive officers, directors and nominees as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class
David B. Kunin	69,574		2.6%
Stacy A. Kruse	2,700		*
Ryan P. McManus	4,500		*
Dan Sachs	2,700		*
Philip I. Smith	2,700		*
Jay D. Miller	138,100		4.9%
Steven J. Rosenstone	5,500		*
John Lindeen	25,500		*
Christopher Jones	62,400		2.3%
David J. Graff	2,100		*

All executive officers, directors and nominees as a group	315,774	(2)	11.0%

Group consisting of: Curtis Squire, Inc.(3), Anita Kunin and David B. Kunin, William Kunin and Andrew Kunin 7777 Golden Triangle Drive, Eden Prairie, MN 55344	1,462,909		54.1%

Daniel R. Everingham	270,500		10.0%

*Less than 1%

(1)

Includes the following number of shares issuable upon settling of restricted stock units vested and exercise of stock options exercisable within 60 days of March 20, 2023: Mr. Graff, 2,100 shares, Ms. Kruse 2,700 shares, Mr. Sachs 2,700 shares, Mr. Smith 2,700 shares, Mr. Kunin 4,500 shares, Mr. Miller 110,500 shares, Mr. Rosenstone 4,500 shares and Mr. Lindeen 25,500 shares.

(2)	Does not include Mr. Kunin’s beneficial ownership of shares held by Curtis Squire, Inc., as described in note (3).

(3)	Curtis Squire, Inc. a corporation controlled by the family of the late Myron Kunin, owns 1,300,066 shares. David B. Kunin is a member of the Company’s Board of Directors. David B. Kunin owns 66,574 shares individually and 3,000 shares issuable upon restricted stock units vested and exercise of stock options exercisable within 60 days of March 21, 2023. David B. Kunin’s mother, Anita Kunin, owns 49,269 shares individually. David B. Kunin’s brothers, William Kunin and Andrew Kunin each own 22,000 shares individually. Voting control in the Company’s shares held by Curtis Squire, Inc. is shared by Curtis Squire’s board of directors, whose members are Anita Kunin, David B. Kunin, James Timothy Kunin, Andrew Kunin and William Kunin

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related-Party Transactions

David Kunin, our Chairperson, is a minority owner of Abilitech Medical, Inc. Mr. Kunin also was a consultant to Abilitech, which relationship ended on March 1, 2021. Abilitech paid the Company $247,000 and $1,079,000 in the years ended December 31, 2022 and 2021, respectively, for delivery of medical products. We have exposure to Abilitech which includes $141,000 of accounts receivable and $113,000 of inventory. We do not believe that Abilitech will pay the Company on accounts receivable or for inventory and we have fully reserved for such exposure. The Company believes that transactions with Abilitech are on terms comparable to those that the Company could reasonably expect in an arm's length transaction with an unrelated third party.

David Kunin, our Chairperson, is a minority owner (less than 10%) of Marpe Technologies, LTD an early-stage medical device company dedicated to the early detection of skin cancer through full body scanners. Mr. Kunin is also a member of the Board of Directors of Marpe Technologies. The Company worked with Marpe Technologies to apply for a grant from the Israel-United States Binational Industrial Research and Development Foundation, a legal entity created by Agreement between the Government of the State of Israel and the Government of the United States of America (“BIRD Foundation”). The parties were successful in receiving approval for a $1,000,000 conditional grant. The Company and Marpe Technologies will each receive $500,000 from the BIRD Foundation and, among other obligations under the grant, each is required to contribute $500,000 to match grant funds from the BIRD Foundation. The Company will meet its obligation by providing certain services at cost or with respect to administrative services at no cost to Marpe Technologies. The total value of the contribution will not exceed $500,000. Marpe is engaged in raising funds for its operations, which funds are necessary to pay for the Company’s services beyond its contribution. The Company will receive a 10-year exclusive right to manufacture the products of Marpe Technologies. There can be no assurances that Marpe Technologies’ medical device will be commercially successful, that Marpe Technologies will be successful in raising additional funds to finance its operations or, if commercially successful, the Company will recoup the value of services provided to Marpe for which is not fully paid. The transactions between the Company and Marpe Technologies have been approved by the Audit Committee pursuant to the Company Related-Party Transactions Policy. During the twelve months ended December 31, 2022 and 2021, we recognized revenue of $440,000 and $148,000, respectively. The Company believes that transactions with Marpe are on terms comparable to those that the Company could reasonably expect in an arm’s length transaction with an unrelated third party.

Related-Party Transaction Policy

The Audit Committee is responsible to review and approve related party transactions under its charter. The Audit Committee adopted a Related Person Transaction Policy to guide its review of any proposed related party transactions. In all cases, we abide by applicable state corporate law when reviewing for approval all transactions, including transactions involving officers, directors or affiliates. Our policy is to have any related-party transactions (i.e., transactions involving a director, an officer or an affiliate of the Company) be reviewed for approval by our Audit Committee under the Related Person Transaction Policy.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2021, and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that all filing requirements of its officers, directors and greater than ten percent beneficial owners under Section 16(a) were completed on a timely basis except that Mr. Lindeen was granted an option to purchase 7,500 shares of Common Stock on March 17, 2022 and filed a related Form 4 late on March 22, 2022. Mr. Jones was granted an option to purchase 7,500 shares of Common Stock on March 17, 2022 and filed a related Form 4 late on March 22, 2022. Mr. Jones also purchased 5,803 shares of Common Stock on December 24, 2020 under the terms of his 10b5-1 trading plan and filed a related late Form 4 on March 30, 2022. Mr. Graff was granted an option to purchase 3,000 shares of Common Stock on May 11, 2022 and was granted 3,000 restricted stock units on May 11, 2022, and he filed a related late Form 4 late on May 16, 2022.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is available on the Company’s website at www.nortechsys.com or at sec.gov. You will not receive a printed copy of the Company’s Annual Report on Form 10-K unless you specially request one. Upon such request, the Company will provide without charge a paper copy of the Annual Report, including the financial statements and financial statement schedules. Please direct such written requests to Investor Relations, at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement, and the Company’s Annual Report on Form 10-K are available at www.proxydocs.com/nsys.

QUORUM AND VOTE REQUIRED

The presence online or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual, results in another individual receiving a larger number of votes. If your shares are held by a broker or nominee, you should contact such holder to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically. If you are a shareholder of record, you may vote electronically until the polls are closed at the virtual annual shareholders' meeting. If you are a shareholder of record and you decide to vote electronically, please follow the directions on your proxy card.

If you are a shareholder of record, you may also vote during the virtual annual shareholders' meeting via www.proxypush.com/NSYS , which is available from your smartphone, tablet or computer.  You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. As a shareholder of record, you will then be required to enter your 11, 12 or 16 digit control number which is located in the upper right hand corner of the notice card.

SHAREHOLDER PROPOSALS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2024 annual shareholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. To be timely under Rule 14a-8, a shareholder proposal must be received by the secretary of the Company at 7550 Meridian Circle N., Suite 150, Maple Grove, Minnesota 55369, by November 28, 2023. Proposals received by that date will be included in the 2023 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

As set forth in Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual shareholders’ meeting (other than director nominations), that shareholder must deliver notice of the proposal at our principal executive offices at least 45 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2024 annual meeting, notices must be received on or before February 13, 2024.

A shareholder may nominate a director for election at the annual meeting or may present at the annual meeting a proposal that is not included in the proxy statement if proper written notice is received by the secretary of the Company at its principal offices in Maple Grove, Minnesota, at least 120 days in advance of the date the proxy statement was released to shareholders in connection with the prior year’s annual meeting. For the 2024 annual meeting, director nominations must be received on or before November 28, 2023. Shareholder proposals that are received by the Company after that date may not be presented in any manner at the 2024 annual meeting.

If the date of our 2024 annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the 2023 annual meeting, timely notice of shareholder proposals and shareholder nominations for directors may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2024 annual meeting will be held or the date on which we issue a press release, file a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2024 annual meeting will be held.

OTHER MATTERS

The management does not know of any other matters that may be presented for consideration at the virtual annual meeting of shareholders. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the virtual meeting will be available for examination by any shareholder for any purpose germane to the meeting during ordinary business hours at our headquarters.

Maple Grove Minnesota
Date: March 30, 2023	By: /s/ Mark T. Hooley
Mark. T. Hooley
Secretary Nortech Systems Incorporated

Nortech Systems Incorporated

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/nsys
Use the Internet to vote your proxy.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 9, 2023.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 through 4.

1. Election of directors:

01 David B. Kunin
02 Ryan P. McManus
03 Jay D. Miller
04 Steven J. Rosenstone
05 Dan Sachs
06 Stacy A. Kruse
07 David J. Graff

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Nortech Systems Incorporated

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 10, 2023
3:00pm Central Time

Via Virtual Meeting

register.proxypush.com/nsys

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/nsys** on your smartphone, tablet or computer.
- As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Nortech Systems Incorporated

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 10, 2023.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 through 4.

By signing the proxy, you revoke all prior proxies and appoint Christopher D. Jones and Jay D. Miller, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.